UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

Southeastern Bank Financial Corporation

(Exact name of registrant as specified in charter)

Georgia (State or other jurisdiction of incorporation)	0-24172 (Commission File Number)	58-2005097 (IRS Employer Identification No.)

3530 Wheeler Road, Augusta, GA	30909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (706) 738-6990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 27, 2016, Southeastern Bank Financial Corporation (the “Company”) held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1.	The Company’s Board of Directors was reelected in its entirety for a term of one year beginning on the date of the Annual Meeting and continuing thereafter until the next annual meeting of shareholders and until his or her successor has been elected and qualified. The table below contains a summary of the number of votes for and votes withheld for each nominated director:

Director	For	Withheld	Abstention
William J. Badger	5,230,231	150	0
R. Daniel Blanton	5,230,231	150	0
Patrick D. Cunning	5,230,231	150	0
Warren A. Daniel	5,230,231	150	0
Edward G. Meybohm, Sr.	5,230,231	150	0
Robert W. Pollard, Jr.	5,230,231	150	0
Larry S. Prather, Sr.	5,230,231	150	0
Randolph R. Smith, M.D.	5,230,231	150	0
Ronald L. Thigpen	5,230,231	150	0
John W. Trulock, Jr.	5,230,231	150	0

2.	The shareholders adopted, on non-binding advisory a proposal approving the compensation of the Company’s named executive officers by the votes set forth in the table below:

For 5,203,905	Against 12,603	Abstention 13,873

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHEASTERN BANK FINANCIAL
CORPORATION

Date: April 28, 2016	By: /s/ Darrell R. Rains
Darrell R. Rains
Executive Vice President, Chief
Financial Officer (Duly Authorized
Officer of Registrant and Principal
Financial Officer)

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